Exhibit 16(a)

                      PricewaterhouseCoopers LLP
                      Two Commerce Square, Suite 1700
                      2001 Market Street
                      Philadelphia, PA 19103-7042
                      Telephone (267) 330-3000
                      Facsimile (267) 330-3300

March 13, 2003

Office of the Chief Accountant
SECPS Letter File, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements made by DPL Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 13, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Copy:	Elizabeth M. McCarthy Group Vice President and CFO DPL Inc. 1065 Woodman Drive Dayton, Ohio 45432